UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 17, 2008

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  641-585-3535

________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 17, 2008, Winnebago Industries, Inc. (the “Company”) entered into a Credit and Security Agreement with Wells Fargo Bank, National Association (hereinafter, the “Credit Agreement”). The Credit Agreement provides for a $25.0 million maximum revolving credit facility, based on the Company’s accounts receivable and inventory, expiring on September 17, 2010, unless terminated earlier in accordance with its terms.

No borrowings have been made under the credit facility. The credit facility provides increased financial flexibility for the Company. The Company intends to use the proceeds from the credit facility for working capital and for other general corporate purposes, if needed.

Interest on loans under the credit facility will be a rate equal to either a Wells Fargo LIBOR or Wells Fargo prime rate, plus or minus, in each case, an applicable margin that is based on the Company’s liquidity, as that term is defined in the Credit Agreement. Applicable margins range from 1.50% to 2.50% in the case of LIBOR advances, and from (.75)% to .25% in the case of prime rate advances. Interest with respect to prime rate loans is payable monthly in arrears and, in the case of LIBOR loans, is payable monthly and at the end of an interest period. Principal, together with accrued and unpaid interest, is due at maturity.

The Company’s obligations under the credit facility are secured by a security interest in all accounts, chattel paper, documents, deposit accounts, instruments, inventory, investment property, letter-of-credit rights, and certain other business assets of the Company.

The credit facility contains typical affirmative representations and covenants for a credit agreement of this size and nature. The credit facility requires the Company to comply with certain financial covenants, including minimum tangible net worth, minimum current ratio and limitations on capital expenditures. Additionally, the credit facility contains negative covenants limiting the ability of the Company, among other things, to incur debt, grant liens, make acquisitions, make certain investments, pay certain dividends and distributions (including stock repurchases), make certain restricted payments, engage in mergers, consolidations or acquisitions and sell assets. The events of default under the credit facility include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and insolvency events.

The Company will file the Credit Agreement as an exhibit to its Annual Report on Form 10-K for the year ended August 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	WINNEBAGO INDUSTRIES, INC.
	By:	/s/ Robert J. Olson
		Name: Title:	Robert J. Olson Chairman of the Board, Chief Executive Officer and President